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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    -----------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    -----------------------------------------

                             National Healthcare Technology, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Colorado                                          91-1869677
-------------------------------                         -------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                        1660 Union Street, Suite 200
                         San Diego, California 92101
                ------------------------------------------------
              (Address of principal executive offices) (Zip code)


                   2006-1 CONSULTANT AND EMPLOYEE SERVICES PLAN
                     --------------------------------------
                              (Full title of plan)

                               Samvel Petrossian,
                               Chief Executive Officer
                         9595 Wilshire Blvd., Suite 510
                             Beverly Hills, CA 90212
                       -----------------------------------
                        (Name and address of agent for service)


                                       (310) 275-9095
                       ------------------------------------
             (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------

                                              Proposed maximum     Proposed maximum
Title of securities     Amount to be          offering price       aggregate offering    Amount of
to be registered        registered (1)        per share            price                 registration fee
----------------------- --------------------- -------------------- --------------------- ----------------

Common Stock            3,800,000             $0.39(2)             $1,482,000             $158.57
($.001 par value)
----------------------- --------------------- -------------------- --------------------- ----------------


(1) This registration statement shall also cover any additional shares of Common Stock which become issuable under the plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of National Healthcare Technology, Inc. (the "Registrant").

(2) Estimated in accordance with Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low sale prices for a share of Common Stock of the Registrant as reported on the OTC Nasdaq Stock Market on September 13, 2006.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

         Not required to be filed in this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

         Not required to be filed in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         This Registration Statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

         (a) The Registrant's Annual Report on Form 10K-SB/A for the year ended December 31, 2005;

         (b) The Registrant's Quarterly Reports on Form 10-QSB/A and Form 10-QSB for the quarters ended March 31, 2006, and June 30, 2006, respectively;

         (c) The Registrant's Form 10SB12G filed on January 14, 2000 pursuant to
Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding common stock.

         All other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Colorado, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

Pursuant to the Company's bylaws, the Company shall have the right to indemnify, to purchase indemnity insurance for, and to pay and advance expenses to, Directors, Officers and other persons who are eligible for, or entitled to, such indemnification, payments or advances, in accordance with and subject to the provisions of Colorado Business Corporations Act and any amendments thereto, to the extent such indemnification, payments or advances are either expressly required by such provisions or are expressly authorized by the Board of

Directors within the scope of such provisions. The right of the Company to indemnify such persons shall include, but not be limited to, the authority of the Company to enter into written agreements for indemnification with such persons.

Subject to the provisions of Colorado Business Corporations Act and any amendments thereto, a Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a Director, except that this provision does not eliminate or limit the liability of a Director to the extent the Director is found liable for:

1) a breach of the Director's duty of loyalty to the Corporation or its shareholders;

2) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

3) A transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office; or

4) an act or omission for which the liability of a Director is expressly provided by an applicable statute.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         Reference is made to the Exhibit Index.

Item 9.  Undertakings

         (a) The undersigned registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement:

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

         (4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         (5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
(iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

         (b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California on September 15, 2006.

                                   National Healthcare Technology, Inc.


                                   By   /s/ Samvel Petrossian
                                   ---------------------------------------------
                                   Samvel Petrossian, Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samvel Petrossian his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                             Date
---------                           -----                             ----

/s/ Samvel Petrossian      Member of the Board of Directors   September 15, 2006
---------------------      and Chief Executive Officer
Samvel Petrossian

/s/ William Courtney       Member of the Board of Directors   September 15, 2006
---------------
William Courtney




EXHIBIT INDEX

Exhibit                               Description
-------                               -----------
No.
-------

  5.1 Legal Opinion of Dave Neville, as to the legality of the securities being offered (filed herewith).
10.15    2006-1 Consultant and Employee Services Plan (filed herewith).
23.1 Consent of Samvel Petrossian, Chief Executive Officer, and Chief Financial Officer of the Registrant (included in Exhibit 5.1).
23.2 Consent of LBB Associates, Ltd., LLP, Inc, Independent Registered Public Accounting Firm (filed herewith).
24       Power of Attorney  (included  on  signature  page of this  Registration
         Statement).